Exhibit 10.4

December 8, 2010

Securities Transfer Corporation
2591 Dallas Parkway, Suite 102
Frisco, TX 75034

Cancellation of Restricted Shares of ASPA Gold Corp. f/k/a Renaissance BioEnergy Inc. Common Stock ("ASPA")

Ladies and Gentlemen:

You are hereby instructed to cancel 43,000,000 (Forty three million) shares of ASPA restricted Common Stock. Enclosed is Certificate No. ES270 representing 3,583,334 shares and Certificate No. ES337 representing 39,416,666 shares, together a total of 43,000,000 (Forty three million) shares of ASPA restricted shares of Common Stock.

Sincerely yours,


By: /s/ David Arthun
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Name: David Arthun